UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors.

On July 29, 2014, IBM announced that Alex Gorsky, Chairman and Chief Executive Officer of Johnson & Johnson, has been elected to the IBM Board of Directors, effective September 1, 2014. Mr. Gorsky is expected to become a member of IBM’s Executive Compensation and Management Resources Committee.

On July 29, 2014, IBM also announced that Peter R. Voser, retired Chief Executive Officer of Royal Dutch Shell plc, has been elected to the IBM Board of Directors, effective January 1, 2015.  Mr. Voser is expected to become a member of IBM’s Directors and Corporate Governance Committee.

IBM’s compensatory and other arrangements for non-management directors are set forth in the company’s Proxy Statement dated March 10, 2014.  The press release is Exhibit 99.1 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 29, 2014

	By:	/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President,
Assistant General Counsel &
Secretary